REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Shareholders and Board of Trustees of Lotsoff Capital Management Investment Trust:
We have audited the accompanying statements of assets and liabilities, including the schedule of investments, of Lotsoff Capital Management
Micro Cap Fund and Lotsoff Capital Management
Active Income Fund (the Funds) (two of the portfolios constituting Lotsoff Capital
Management Investment Trust) as of September
30, 2007, and the related statements of
operations, statements of changes in net assets, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (United States).  Those
standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.
Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2007, by correspondence with the custodian and brokers;
where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Lotsoff Capital
Management Micro Cap Fund and Lotsoff Capital
Management Active Income as of September 30,
2007, the results of their operations, the changes in their net assets and the financial highlights for each of the indicated periods in conformity with accounting principles generally accepted in the United States of America.
Milwaukee, WI
November 28, 2007